Exhibit 21.1

CERIDIAN CORPORATION

SUBSIDIARIES

March 20, 2009

Subsidiary	State or Other Jurisdiction of Incorporation
ABR Information Services, Inc.	Florida
ABR Properties, Inc.	Florida
Arbat Middle East E.C.	Bahrain
Centrefile APS Limited	Scotland
Ceridian (Mauritius) Ltd. (f/k/a Centrefile (Mauritius) Ltd.)	Mauritius
Ceridian Benefits Services, Inc.	Florida
Ceridian Canada Holdings ULC	Nova Scotia
Ceridian Canada Holdings, Inc.	Delaware
Ceridian Canada Ltd.	Canada
Ceridian Holdings UK Limited	United Kingdom
Ceridian Latin America, Inc. (f/k/a Ceridian Government Solutions, Inc.)	Delaware
Ceridian Limited (f/k/a ITS Information Technology Systems Limited)	Irish Republic
Ceridian Performance Partners Limited	United Kingdom
Ceridian Recruiting Solutions, Inc.	Delaware
Ceridian Retirement Plan Services, Inc.	California
Ceridian Tax Service, Inc.	Delaware
Ceridian UK Limited	United Kingdom
Comdata Bank, Inc. (in organization)	Utah
Comdata Network, Inc.	Maryland
Comdata Network, Inc. of Australia	Tennessee
Comdata Network, Inc. of California	California
Comdata Processing Systems, Inc.	Delaware
Comdata Telecommunications Services, Inc.	Delaware
FTB Insurance Agency, Inc.	Minnesota
IAC Information Analysis Company Limited	United Kingdom
Intertax, Inc.	Minnesota
ITS Information Technology Systems (UK) Limited	United Kingdom
Permicom Permits Services, Inc.	Canada
Stored Value Solutions, Inc. (f/k/a Comdata Stored Value Solutions, Inc.) (1)	Delaware
Stored Value Solutions Australia PTY Limited	Australia
Stored Value Solutions Asia, LLC (2)	Delaware
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS (3)	France
Stored Value Solutions International BV (f/k/a Comdata Europe B.V.)	Netherlands
Stored Value Solutions Japan K.K. (f/k/a Comdata Japan K.K.)	Japan
TSM (Services) Limited	United Kingdom

(1)	Changed name from Comdata Stored Value Solutions, Inc. effective February 17, 2009

(2)	Formed on January 22, 2009

(3)	Formed on February 16, 2009

Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.